                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                   Form 8-K

                                CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                   Securities and Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                           April 27, 1998


                        Long Island Bancorp, Inc.
       (Exact Name of Registrant as Specified in its Charter)


     Delaware                          0-23526                 11-3198508
(State or Other Jurisdiction      (Commission File       (I.R.S. Employer
  of Incorporation)                   Number)              Identification No.)


201 Old Country Road
Melville, New York                                            11747-2724
(Address of Principal                                         (Zip Code)
  Executive Offices)


         Registrant's telephone number, including area code (516) 547-2000


                              Not Applicable
            (Former Name of Former Address, if Changed Since Last Report)

Item 1.           Changes in Control Registrant
                           Not Applicable

Item 2.           Acquisition or Disposition of Assets
                           Not Applicable

Item 3.           Bankruptcy or Receivership
                           Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant
                           Not Applicable

Item 5.           Other Events
                           Press Release of Long Island Bancorp, Inc.
                              dated April 27, 1998

Item 6.           Resignations of Registrant's Directors
                           Not Applicable

Item 7.           Financial Statements and Exhibits
                           (a)  Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  LONG ISLAND BANCORP, INC.


                                   By:     /s/ Mark Fuster
                                   Name:   Mark Fuster
                                   Title:  Chief Financial Officer
                                           (principal financial and
                                            accounting officer)


Date:    April 27, 1998

LONG ISLAND BANCORP                         NEWS RELEASE
201 Old Country Road
Melville, New York  11747
                                            Contact:

                                            Mary M. Feder
                                            Vice President, Investor Relations
                                            516-547-2607

                 LONG ISLAND BANCORP, INC. REPORTS SECOND QUARTER EARNINGS

         Melville, New York, April 28, 1998 - Long Island Bancorp, Inc. (NASDAQ:
LISB), the holding company for The Long Island Savings Bank, FSB today reported net income of $13.9 million or diluted earnings per share of $0.60 for the quarter ended March 31, 1998, representing the eighth consecutive quarter of increased earnings (excluding one-time charges). Net income for the same period in 1997 was $12.1 million, or $0.52 per diluted share. For the six months ended March 31, 1998, net income totaled $27.1 million, an increase of $3.0 million, or 12.8%, from $24.1 million earned in fiscal 1997. Diluted earnings per share for the six month period in 1998 and 1997 were $1.17 and $1.03, respectively. Basic earnings per share for the three and six month periods in 1998 were $0.63 and $1.22, respectively, compared with $0.54 and $1.06 for the same period in 1997.
         Commenting on the first quarter earnings, John J. Conefry, Jr., Chairman of the Board and Chief Executive Officer stated, "We are proud to report record earnings and a strong financial performance. Earnings growth of 15.0% for the current quarter, supported by a managed decline in general and administrative expense, has resulted in the eighth consecutive quarter of improved earnings. Return on average assets and stockholders' equity ratios also improved substantially in the current quarter."

Earnings Summary for the Quarter Ended March 31, 1998
-----------------------------------------------------
         Net interest income increased by $0.3 million to $40.4 million during the quarter ended March 31, 1998 from $40.1 million in the same quarter of 1997. The increase in net interest income is attributable to the growth of the average real estate loan portfolio to $3.5 billion for the 1998 quarter from $3.3 billion for the 1997 quarter and the growth in average debt and equity securities to $358.2 million for the 1998 quarter from $211.5 million for the 1997 quarter. This growth was funded by a $242.4 million increase in average borrowed funds and an $82.6 million increase in average deposits. On a consecutive quarter basis the net interest margin increased to 2.73% for the 1998 quarter from 2.67% for the quarter ended December 31,1997 and reflects the Company's efforts to reduce deposit interest costs. In comparison to the March 31, 1997 quarter,the net interest margin declined from 2.90% primarily due to the higher funding costs related to borrowed funds and an 11 basis point decline in the average yield on real estate loans.

         The provision for possible loan losses remained constant at $1.5 million for the quarters ended March 31, 1998 and 1997 as asset quality remained stable.
         Total non-interest income increased by $0.6 million, or 7.0%, to $9.3 million for the quarter ended March 31, 1998 compared with the same period in 1997. This increase is attributable to increases in net gains on asset sales of $1.8 million, an increase of $0.1 million in income from insurance and securities  commissions  and  a  decline  of  $0.3  million  in  net  losses  on investments in real estate and premises. These improvements were partially offset by decreases of $1.3 million in loan servicing fee income and $0.2 million in other income. The increased gains on asset sales is primarily due to a $0.5 million improvement in the Company's mortgage banking activities, greater profits of $1.3 million from the sale of MBS's and debt and equity securities. The decline in loan service fee income is due to a $1.8 million increase in the amortization of mortgage servicing rights as a result of increased mortgage refinancing activity. Partially offsetting the rise in amortization was greater fee income stemming from a net increase of $300.0 million in the mortgage servicing portfolio and the reversal of previous provisions for market fluctuations.

         Total G&A expense decreased by $1.4 million, or 5.4%, to $25.2 million for the quarter ended March 31, 1998 compared with the same period in fiscal 1997. This decrease represents the third consecutive quarter of declining G&A expense. Contributing to this decrease were reductions in compensation and benefit costs of $1.7 million, advertising expense of $0.5 million and office occupancy and equipment expense of $0.2 million. These decreases were partially offset by an increase in other G&A expense of $0.9 million. Compensation and benefit costs decreased due to greater net deferred costs resulting from increased loan production, the outsourcing of computer processing operations and the previous downsizing of loan production offices. Advertising costs have declined as a result of the deferral of marketing initiatives. Other G&A expense rose due to an increase in other professional services resulting from the outsourcing of computer processing operations and an increase in legal costs.

         Income tax expense increased to $8.8 million for the quarter ended March 31, 1998 from $8.2 million for the 1997 quarter, primarily reflecting higher pre-tax income partially offset by a 149 basis point decline in the effective tax rate as a result of tax planning initiatives that began in October 1997.

Earnings Summary for the Six Months Ended March 31, 1998
--------------------------------------------------------

         Net interest income decreased by $1.0 million, or 1.3%, to $79.4 million during the six months ended March 31, 1998 compared with the same period in 1997. This decrease is attributable to a flat yield curve coupled with an increase in average borrowed funds. These factors contributed to a decline in the net interest margin to 2.70% in the 1998 period from 2.99% in the 1997 period.

         Total non-interest income increased by $2.1 million, or 11.7%, for the six months ended March 31, 1998 compared with the 1997 period. This increase is primarily due to increases in net gains on asset sales of $3.9 million, an increase of $0.3 million in income from insurance and securities commission and a decline of $0.4 million in net loss on investment in real estate and premises. These improvements were partially offset by decreases in loan servicing fees of $2.1 million and loan fees and service charges of $0.2 million. The increased gains on asset sales is primarily due to an improvement of $1.4 million in the Company's mortgage banking activities, greater profits of $2.5 million from the sale of MBS's and debt and equity securities. The decline in loan service fee income is due to additional mortgage servicing right amortization of $3.1 million, as a result of increased mortgage refinance activity, which was partially offset by the expansion of the mortgage servicing portfolio. Net loss on investment in real estate and premises declined to a loss of $0.7 million for the 1998 period from a loss of $1.1 million for the 1997 period primarily reflecting improvement in REO dispositions.

         Total G&A expense decreased by $3.0 million, or 5.6%, to $50.7 million for the six months ended March 31, 1998 compared with the same period in fiscal 1997. Contributing to this decrease were reductions in compensation and benefits costs of $1.5 million for the reasons described earlier. Federal insurance premiums declined by $1.1 million as a result of the 1996 enactment of the BIF/SAIF legislation and advertising expense declined by $1.1 million as described above. The effect of these decreases were partially offset by the $0.8 million increase in other G & A expense resulting from an increase in other professional services due to the outsourcing of computer processing operations and an increase in legal costs.

         Income tax expense increased to $17.2 million for the six months ended March 31, 1998 primarily reflecting higher pre-tax income partially offset by a 172 basis point decline in the effective tax rate as previously described.

Balance Sheet Summary
---------------------
         Total assets at March 31, 1998 were $6.3 billion, an increase of $365.1 million since September 30, 1997. The growth in assets is attributable to increases of $149.4 million in investment in debt and equity securities, $96.9 million in MBS's, $81.3 million in total net loans held for investment and sale, and $38.1 million in cash and cash equivalents. Loan volume for the six months ended March 31, 1998 was $1.4 billion, of which $6.1 million represents bulk purchases of loans as compared with $1.4 billion and $193.7 million, respectively, for the six months ended March 31, 1997.

        Total liabilities at March 31, 1998 were $5.7 billion, an increase of $347.7 million since September 30, 1997. The increase in total liabilities primarily reflects an increase in borrowed funds of $286.2 million to $1.8 billion and an increase in deposit liabilities of $31.6 million to $3.8 billion at March 31, 1998.

         Stockholders' equity increased by $17.4 million to $563.7 million since September 30, 1997. The increase consists of earnings of $27.1 million and $3.0 million related to the Company's stock benefit plans. These increases were offset by a decline of $0.5 million in unrealized gains on securities classified as available-for-sale, net of tax, the net purchase of treasury stock of $5.6 million, and the declaration of $6.6 million in dividends. At March 31, 1998 book value per share amounted to $23.55.

Long Island Bancorp's Pending Merger with Astoria Financial Corporation; Termination of Fourth Stock Repurchase Program

The Company announced on April 3, 1998, that it had entered into a definitive agreement pursuant to which Astoria Financial Corporation will acquire Long Island Bancorp,Inc. The transaction, which is subject to regulatory and shareholder approvals and will be accounted for as a pooling of interests, is anticipated to close during the third calendar quarter. In connection with the merger, both the Company and Astoria announced that their respective stock repurchase programs have been terminated.

         At March 31, 1998, Astoria had $10.9 billion in assets, $6.2 billion in deposits and operates sixty-one banking offices and provides retail banking, mortgage and consumer loan services to over 375,000 customers.



         Certain reclassifications have been made to prior year amounts to conform to the current year presentation. Long Island Bancorp, Inc. is the holding company for The Long Island Savings Bank, FSB. The Long Island Savings Bank, FSB is a federally chartered FDIC-insured institution which serves its customers through 35 full service branch offices throughout Queens, Nassau and Suffolk counties. The Bank also operates mortgage loan offices across Long Island and in New Jersey, Pennsylvania, Maryland, Virginia, North Carolina, and Georgia and has an Internet home pages at the addresses: www.lisb.com. and www. entrustmortgage.com

                          (Financial tables attached)
         This document may contain forward looking statements based on current management expectations. The Company's actual results could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, the cost of funds, cost of federal deposit insurance premiums, cost of stock-based benefit plans, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Company's loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, products, services and prices. Additional factors are described in the Company's public reports filed with the Securities and Exchange Commission.



                      LONG ISLAND BANCORP, INC.
                           AND SUBSIDIARY
          CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   (In thousands, except share data)

                                                                                        March 31,       September 30,
                                                                                          1998                1997
                                                                                 --------------------------------------
ASSETS
Cash and cash equivalents (including interest-earning assets of  $41,338 and
    $9,735, respectively)                                                        $        81,850     $          43,705
Investment in debt and equity securities, net:
      Available-for-sale                                                                 287,966               138,578
Mortgage-backed securities, net:
      Held-to-maturity (estimated fair value of
         $19,525 and $20,188, respectively)                                               21,462                22,223
      Available-for-sale                                                               1,906,134             1,808,471
Stock in Federal Home Loan Bank of New York, at cost                                      50,548                48,724
Loans held for sale                                                                      262,294               157,617
Loans receivable held for investment, net:
      Real estate loans, net                                                           3,300,790             3,333,185
      Commercial loans, net                                                                8,392                 6,465
      Other loans, net                                                                   185,571               178,325
                                                                                 --------------------------------------
      Loans, net                                                                       3,494,753             3,517,975
      Less allowance for possible loan losses                                           (34,041)              (33,881)
                                                                                 --------------------------------------
      Total loans receivable held for investment, net                                  3,460,712             3,484,094
Mortgage servicing rights, net                                                            45,641                41,789
Office properties and equipment, net                                                      86,086                88,466
Accrued interest receivable, net                                                          35,953                35,334
Investment in real estate, net                                                             9,403                 9,103
Deferred taxes                                                                            18,680                16,547
Excess of cost over fair value of assets acquired                                          4,864                 5,069
Prepaid expenses and other assets                                                         24,275                31,064
                                                                                 --------------------------------------
Total assets                                                                     $     6,295,868     $       5,930,784
                                                                                 ======================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
      Deposits                                                                   $     3,762,115     $       3,730,503
      Official checks outstanding                                                         25,066                26,840
      Borrowed funds,net                                                               1,787,629             1,501,456
      Mortgagors' escrow payments                                                         82,654                69,353
      Accrued expenses and other liabilities                                              74,660                56,257
                                                                                 --------------------------------------
Total liabilities                                                                      5,732,124             5,384,409
Stockholders' equity:
      Preferred stock ($0.01 par value, 5,000,000 shares authorized;
         none issued)
                                                                                             ---                  ---
      Common  stock  ($0.01  par  value,   130,000,000  and  45,000,000   shares
         authorized, respectively; 26,816,464 shares issued, 23,934,414 and
         24,022,924 outstanding, respectively)                                               268                   268
      Additional paid-in capital                                                         311,907               309,372
      Unallocated Employee Stock Ownership Plan                                         (17,727)              (18,079)
      Unearned Management Recognition & Retention Plan                                   (2,980)               (3,816)
      Unrealized gain on securities available-for-sale, net of tax                        12,468                12,947
      Retained income-partially restricted                                               339,427               319,756
      Treasury stock, at cost (2,882,050 and 2,793,540 shares,                          (79,619)              (74,073)
          respectively)
                                                                                 --------------------------------------
Total stockholders'  equity                                                              563,744               546,375
                                                                                 --------------------------------------
Total liabilities and stockholders' equity                                       $     6,295,868     $       5,930,784
                                                                                 ======================================




                               LONG ISLAND BANCORP, INC.
                                   AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                                                FOR THE THREE MONTHS ENDED       FOR THE SIX MONTHS ENDED
                                                                  MARCH 31,     MARCH 31,           MARCH 31,     MARCH 31,
                                                                -------------------------------------------------------------------
                                                                    1998          1997                1998          1997
                                                                ------------- -------------     -------------  --------------
Interest income:
   Real estate loans                                            $     63,997  $     61,906    $     129,336 $       121,064
   Commercial loans                                                      192           152              343             330
   Other loans                                                         4,322         3,758            8,618           7,663
   Mortgage-backed securities                                         30,085        29,509           58,664          58,508
   Debt and equity securities                                          6,399         3,942           12,551           7,672
                                                                ------------- -------------    -----------------------------
        Total interest income                                        104,995        99,267          209,512         195,237
                                                                ------------- -------------    -----------------------------
Interest expense:
   Deposits                                                           39,539        38,839           80,981          78,276
   Borrowed funds                                                     25,065        20,298           49,173          36,575
                                                                ------------- -------------    -----------------------------
        Total interest expense                                        64,604        59,137          130,154         114,851
                                                                ------------- -------------    -----------------------------
        Net interest income                                           40,391        40,130           79,358          80,386
Provision for possible loan losses                                     1,500         1,500            3,000           3,000
                                                                ------------- -------------    -----------------------------
        Net interest income after provision for possible              38,891        38,630           76,358          77,386
        loan losses
                                                                ------------- -------------    -----------------------------
Non-interest income:
   Fees and other income:
      Loan fees and service charges                                      859           890             1,696           1,895
      Loan servicing fees                                              1,786         3,108             4,369           6,490
      Income from insurance and securities commissions                   698           590             1,388           1,098
      Deposit service fees                                             1,393         1,413             2,847           2,941
                                                                ------------- -------------     -----------------------------
        Total fee income                                               4,736         6,001            10,300          12,424
      Other income                                                       824           997             1,817           1,859
                                                                ------------- -------------     -----------------------------
        Total fees and other income                                    5,560         6,998            12,117          14,283
                                                                ------------- -------------     -----------------------------
   Net gains on sale activity:
      Net gains on loans and mortgage-backed securities                3,313         2,263             7,272           4,238
      Net gain (loss) on investment in debt and equity
      securities                                                         706          ----               925              98
                                                                ------------- -------------      -----------------------------
        Total net gains on sale activity                               4,019         2,263              8,197           4,336
   Net gain (loss) on investment in real estate and premises           (280)         (570)               (724)         (1,085)
                                                                ------------- -------------      -----------------------------
        Total non-interest income                                      9,299         8,691              19,590          17,534
Non-interest expense:
   General and administrative expense:
      Compensation, payroll taxes and fringe benefits                 13,156        14,832              27,467          28,960
      Advertising                                                        637         1,089               1,244           2,344
      Office occupancy and equipment                                   5,377         5,567              10,866          10,963
      Federal insurance premiums                                         801           777               1,597           2,682
      Other general and administrative expense                         5,253         4,396               9,524           8,744
                                                                ------------- -------------        -----------------------------
        Total general and administrative expense                      25,224        26,661              50,698          53,693
   Litigation expense - goodwill lawsuit                                 116           275                 710             551
   Amortization of excess of cost over fair value of assets
   acquired                                                               97           109                 205             218
                                                                ------------- -------------        -----------------------------
        Total non-interest expense                                    25,437        27,045              51,613          54,462
                                                                ------------- -------------        -----------------------------
Income before income taxes                                            22,753        20,276               44,335          40,458
Provision for income taxes                                             8,816         8,159               17,216          16,407
                                                                ------------- -------------        -----------------------------
Net income                                                      $     13,937  $     12,117         $     27,119 $        24,051
                                                                ============= =============        =============================
Basic earnings per common share                                 $       0.63  $       0.54         $       1.22 $          1.06
                                                                ============= =============        =============================
Diluted earnings per common share                               $       0.60  $       0.52         $       1.17 $          1.03
                                                                ============= =============         =============================


(a) The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earning per Share" as of December 31, 1997. SFAS No.128 replaces primary earnings per share ("EPS") with basic EPS and fully diluted EPS with diluted EPS. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of options, warrants and convertible securities. Net income per common share amounts for the 1997 periods have been restated to reflect the adoption of SFAS No. 128.



                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                                  AVERAGE BALANCE SHEET
                                          FOR THE THREE MONTHS ENDED MARCH 31,
                      ------------------------------------------------------------------------------

                                      1998                                    1997
                      -------------------------------------   --------------------------------------
                                                AVERAGE                                  AVERAGE
                                                     AVERAGE                      YIELD\            AVERAGE         YIELD\
                                     BALANCE       INTEREST        COST             BALANCE         INTEREST         COST
                                  --------------  ------------  --------------   --------------  -------------  ---------------

                                                                   (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Interest-earning cash
    equivalents                   $      75,596   $       902          4.84 %    $      73,621   $        954          5.26 %
Debt and equity securities
    and FHLB-NY stock, net (1)          358,166         5,497          6.14            211,489          2,988          5.65
Mortgage-backed securities,           1,797,360        30,085          6.70          1,768,061         29,509          6.68
net (1)
Real estate loans, net (2)            3,499,885        63,997          7.31          3,336,978         61,906          7.42
Commercial and other loans,             177,064         4,514         10.20            145,666          3,910         10.74
net (2)
                                  --------------  ------------  ------------     --------------  -------------  ------------
Total interest-earning assets         5,908,071       104,995          7.11          5,535,815         99,267          7.17
Other non-interest-earning              247,016                                        264,919
assets
                                  --------------  ------------                   --------------  -------------
Total assets                      $   6,155,087   $   104,995                    $   5,800,734   $     99,267
                                  ==============  ============                   ==============  =============

INTEREST BEARING LIABILITIES
Deposits, net                     $   3,789,811   $    39,539          4.23 %    $   3,707,228   $     38,839          4.25 %
Borrowed funds                        1,685,030        25,065          6.03          1,442,630         20,298          5.71
                                  --------------  ------------  ------------     --------------  -------------  ------------
Total interest-bearing                5,474,841        64,604          4.79          5,149,858         59,137          4.66
liabilities
Non-interest-bearing                    118,321                                        125,123
liabilities
                                  --------------                                 --------------
Total liabilities                     5,593,162                                      5,274,981
Total stockholders' equity              561,925                                        525,753
                                  --------------  ------------  ------------     --------------  -------------  ------------
Total liabilities and
stockholders'
  equity                          $   6,155,087   $    64,604                    $   5,800,734   $     59,137
                                  ==============  ------------                   ==============  -------------
Net interest income/spread (3)                    $    40,391          2.32 %                    $     40,130          2.51 %
                                                  ============  ============                     =============  ============
Net interest margin as %
    of interest-earning assets                                         2.73 %                                          2.90 %
    (4)
                                                                ============                                    ============
Ratio of interest-earning
assets to
    interest-bearing                                                 107.91 %                                        107.49 %
    liabilities
                                                                ============                                    ============


(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $21.5 million and $15.0 million for the three months ended March 31, 1998 and 1997, respectively.

(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.

(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average interest-earning assets.



                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                                  AVERAGE BALANCE SHEET


                                                FOR THE SIX MONTHS ENDED MARCH 31,
                             ------------------------------------------------------------------------------

                                             1998                                    1997
                             -------------------------------------   --------------------------------------
                                                       AVERAGE                                  AVERAGE
                               AVERAGE                 YIELD\         AVERAGE                    YIELD\
                               BALANCE     INTEREST     COST          BALANCE       INTEREST      COST
                             ------------ ----------- ------------   -----------  ----------  -------------
                                                               (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Interest-earning cash
   equivalents               $    71,303  $    1,822       5.12 %    $   65,921   $   1,720         5.23 %
Debt and equity securities
   and FHLB-NY stock, net        343,309      10,729       6.25         212,253       5,952         5.61
   (1)
Mortgage-backed                1,779,508      58,664       6.59       1,730,596      58,508         6.76
securities, net (1)
Real estate loans, net         3,501,565     129,336       7.39       3,219,987     121,064         7.52
(2)
Commercial and other             174,818       8,961      10.25         142,910       7,993        11.19
loans, net (2)
                             ------------ ----------- ----------     -----------  ----------  -----------
Total interest-earning         5,870,503     209,512       7.14       5,371,667     195,237         7.27
assets
Other                            241,692                                282,765
non-interest-earning
assets
                             ------------ -----------                -----------  ----------
Total assets                 $ 6,112,195  $  209,512                 $5,654,432   $ 195,237
                             ============ ===========                ===========  ==========

INTEREST BEARING
LIABILITIES
Deposits, net                $ 3,792,630  $   80,981       4.28 %    $3,707,927   $  78,276         4.23 %
Borrowed funds                 1,661,125      49,173       5.94       1,286,370      36,575         5.70
                             ------------ ----------- ----------     -----------  ----------  -----------
Total interest-bearing         5,453,755     130,154       4.79       4,994,297     114,851         4.61
liabilities
Non-interest-bearing             102,589                                135,013
liabilities
                             ------------                            -----------
Total liabilities              5,556,344                              5,129,310
Total stockholders'              555,851                                525,122
equity
                             ------------ ----------- ----------     -----------  ----------  -----------
Total liabilities and
stockholders'
  equity                     $ 6,112,195  $  130,154                 $5,654,432   $ 114,851
                             ============ -----------                ===========  ----------
Net interest                              $   79,358       2.35 %                 $  80,386         2.66 %
income/spread (3)
                                          =========== ==========                  ==========  ===========
Net interest margin as %
   of interest-earning                                     2.70 %                                   2.99 %
   assets (4)
                                                      ==========                              ===========
Ratio of interest-earning
assets to
   interest-bearing                                      107.64 %                                 107.56 %
   liabilities
                                                      ==========                              ===========



(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $21.8 million and $15.5 million for the six months ended March 31, 1998 and 1997, respectively.

(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non- performing loans and loans held for sale.

(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average interest-earning assets.





                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                             FINANCIAL HIGHLIGHTS


                                                     At or for the Three Months             At or for the Six Months
                                                           Ended March 31,                       Ended March 31,
                                                  ----------------------------------    ----------------------------------

                                                      1998                1997               1998                1997
                                                  --------------     ---------------    ---------------     ---------------
Selected Financial Ratios: (a)
Return on average assets ......................          0.91%              0.84%              0.89%               0.85%
Return on average stockholders' equity ........          9.92               9.22               9.76                9.16
Average stockholders' equity to average assets.          9.13               9.06               9.09                9.29
Stockholders' equity to total assets ..........          8.95               9.01               8.95                9.01
Interest rate spread during period.............          2.32               2.51               2.35                2.66
Net interest margin............................          2.73               2.90               2.70                2.99
Operating expenses to average assets...........          1.64               1.84               1.66                1.90
Efficiency ratio...............................         54.89              56.57              55.42               56.72
Average interest-earning assets to average
interest-......................................bearing 107.91             107.49             107.64              107.56
liabilities....................................
Net interest income to operating expenses .....         1.60x               1.51x              1.57x               1.50x

Selected Data:
Basic earnings per share.......................         $0.63              $0.54              $1.22               $1.06
Weighted average number of shares outstanding
for basic earnings per share computation (b)       22,291,755         22,531,924         22,293,451          22,614,621
Diluted earnings per share.....................         $0.60              $0.52              $1.17               $1.03
Weighted average number of shares outstanding
   for diluted earnings per share computation      23,226,468         23,393,522         23,208,293          23,437,029
(b)
Book value per share...........................        $23.55             $21.62             $23.55              $21.62
Number of shares outstanding for book value per
   share computation...........................    23,934,414         24,228,267         23,934,414          24,228,267
Cash dividends declared per share..............         $0.15              $0.15              $0.30               $0.30
Dividend payout ratio..........................        25.00%              28.85%             25.64%              29.13%

                                                                         At March 31,
                                                                  ----------------------------
                                                                     1998             1997
                                                                  ------------     -----------
Asset Quality Ratios:
Non-performing loans to total gross loans....................          1.26%           1.44%
Non-performing assets to total assets........................          0.86            1.04
Allowance for possible loan losses to non-performing loans...         71.90           66.07


Regulatory Capital at March 31, 1998 for The Long Island Savings Bank, FSB:

 ..
                                                       Regulatory                  Regulatory                  Excess
                                                        Capital                     Capital                    Capital
                                                         Requirement                    Level                      Level

                                                     Amount  Percent        Amount      Percent       Amount      Percent
                                                             (Dollars in thousands)

Tangible capital...........................         $93,219     1.50 %      $457,854     7.37 %        $364,635    5.87%
Core capital................                        186,438     3.00         457,854     7.37           271,416    4.37

Risk-based capital.........................         252,414     8.00         491,895    15.59           239,481    7.59


(a) Ratios for the three months ended March 31, 1998 and 1997 were calculated on an annualized basis.

(b) The weighted average common shares outstanding for periods prior to March 31, 1998, have been restated to reflect the adoption of SFAS No. 128.



                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                                SUPPLEMENTAL INFORMATION
                                         SELECTED FINANCIAL DATA - CASH EARNINGS



                                                               Three Months Ended March 31,              Six Months Ended
                                                                                                             March 31,
                                                              -------------------------------    ----------------------------------

                                                                  1998               1997              1998              1997
                                                              --------------    ---------------    -------------     --------------
                                                                              (In thousands, except per share data)
Net income                                                $     13,937      $      12,117      $      27,119      $    24,051

Add back selected non-cash items:
     Amortization of excess of cost over fair value
         of assets acquired                                         97                109                205              218

     Management Recognition & Retention Plan and
         Employee Stock Ownership Plan expense                   1,481              1,506              2,729             3,644
                                                          --------------    ---------------    --------------     --------------
Cash earnings                                                $  15,515       $      13,732     $      30,053        $   27,913
                                                          ==============    ===============    ==============     ==============
Cash EPS(a)                                                  $    0.70       $        0.61     $        1.35        $     1.23
                                                          ==============    ===============    ==============     ==============


                                                                 At or for the Three Months           At or for the Six Months
                                                                      Ended March 31,                      Ended March 31,
                                                              ---------------------------------    --------------------------------

                                                                  1998              1997               1998               1997
                                                              --------------    --------------     --------------    ---------------
Selected Financial Ratios Based Upon Cash Earnings (b):

Cash return on average assets.................................      1.01%             0.95%              0.98%             0.99%
Cash return on average stockholders' equity...................     11.04             10.45              10.81             10.63
Cash return on average tangible stockholders' equity..........     11.14             10.55              10.91             10.73
Cash operating expenses to average assets.....................      1.54              1.73               1.56              1.73
Cash efficiency ratio.........................................     51.46             53.14              52.22             52.64
Net interest income to cash operating expenses................     1.71x             1.60x              1.66x             1.61x



(a) Cash EPS was calculated based on the weighted average number of shares outstanding for basic EPS computation. (b) Ratios for the three months ended March 31, 1998 and 1997 were calculated on an annualized basis.